EXHIBIT 4.1

                          SOFTWARE ASSIGNMENT AGREEMENT


     THIS SOFTWARE ASSIGNMENT AGREEMENT ("Agreement"), dated as of July 12, 2006 (the "Effective Date"), is by and between Zone 4 Play, Inc., a Delaware corporation ("Z4P"), and Gaming Ventures plc, a company incorporated in the Isle of Man with its registered office at 9 Myrtle Street, Douglas, Isle of Man and company number 117177C ("Assignee").

     WHEREAS, Z4P owns the entire right, title and interest in and to the Software identified in APPENDIX 1 (the "Software"); and

     WHEREAS, Z4P desires to assign the Software to Assignee, and Assignee wishes to accept such assignment of the Software.

     NOW, THEREFORE, in consideration of the covenants and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITION. For purposes of this Agreement, "Intellectual Property Rights" means all: patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model and certificate of invention and design patents; trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; copyrightable works, copyrights and registrations and applications for registration thereof and renewal rights therefore; schematics, computer software, firmware, technology and data; trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; all documentation, records, programmers' notes and files relating to design, end-user documentation, manufacturing, quality control, sales, marketing or customer support for all intellectual property described herein; and other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions).

     2. ASSIGNMENT. Z4P hereby transfers and assigns to Assignee all right, title, and interest in and to its Intellectual Property Rights related to the Software.

     3. REPRESENTATIONS AND WARRANTIES. Z4P represents and warrants that: (i) the Intellectual Property Rights assigned hereunder are Z4P's or its licensors' original work and Z4P has the power and authority to execute and perform this Agreement; (ii) Z4P has no knowledge of any third party intellectual property infringement claims, lawsuits, or demands arising under or in connection with the Software; and (iii) no third party consents, assignments or licenses are necessary for Z4P to perform under this Agreement.

     4. FEE. On the Effective Date, Assignee shall execute and deliver to Z4P its promissory note in the form set forth in APPENDIX 2 hereof in full payment for the assignments by Z4P hereunder.

     5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America, excluding its conflicts of laws principles. The parties agree to submit to the jurisdiction of the New York Courts.

     6. FURTHER ASSURANCES. Following the execution of this Agreement, each party shall deliver to the other such further information and documents and shall execute and deliver to the other such further instruments and agreements as the other party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other party the benefits of this Agreement.

     7. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between Z4P and Assignee with respect to the subject matter hereof, and supersedes all oral or written communications or other agreements between the parties with respect to such subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ZONE 4 PLAY, INC.                                     Gaming Ventures plc

-----------------                                     -------------------------
(Signature)                                           (Signature)

/s/ Shimon Citron                                     /s/ Uri Levy
-----------------                                     -------------------------
Shimon Citron                                         Uri Levy             CFO
(Name)                                                (Name)            (Title)

APPENDIX 1

Zone 4 Play Multi-player tournament blackjack software

APPENDIX 2

                                     FORM OF
                                 PROMISSORY NOTE

$2,250,000                                                       July 12, 2006

     For value received, the undersigned, GAMING VENTURES PLC, a company incorporated in the Isle of Man with its registered office at 9 Myrtle Street, Douglas, Isle of Man and company number 117177C ("Obligor"), hereby promises to pay to the order of Zone 4 Play, Inc. a Delaware corporation ("Lender"), at Lender's principal office at Tel Aviv, Israel or at such other place as may be designated from time to time in writing by Lender, the principal sum of $2,250,000 together with interest in arrears from and including the date hereof on the unpaid principal balance hereunder, computed daily and compounded monthly, at the rate of $US Libor +1.5% per annum, payable as set forth below. At the option of Lender and to the extent permitted by applicable law, the rate of interest on any unpaid principal or interest not paid when due and payable hereunder shall be two percent (2%) per annum above the rate of interest set forth in the immediately preceding sentence. Interest shall be calculated on the basis of actual number of days elapsed and a year of 365 days. Notwithstanding any other provision of this Promissory Note, Lender does not intend to charge and Obligor shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be credited to reduce principal hereunder. All payments received by Lender hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal. Principal and interest shall be payable in lawful money of the United States.

     This Promissory Note shall be in effect for Five Years (60 months). Principal shall be paid in five (5) equal annual installments of $ 450,000 each, commencing on July 31, 2006, and continuing on the same day of each successive year thereafter with a final payment of all unpaid principal and interest on July 31, 2011. This Promissory Note may be prepaid at any time, without premium or penalty, in whole or in part, all such prepayments to be applied upon installments of most remote maturity. Any prepayment of principal shall be accompanied by a payment of accrued interest in respect of the principal being prepaid.

     If any day on which a payment is due pursuant to the terms of this Promissory Note is not a day on which banks in the State of New York are generally open (a "Business Day"), such payment shall be due on the next Business Day following.

     This Promissory Note is secured by a Debenture and Equitable Share Charge between the Obligor and Lender both of even date herewith (as each may be amended or restated from time to time).

     This Promissory Note shall, at the option of the holder hereof, become due and payable without notice or demand, upon the happening of any one of the following specified events by or with respect to Obligor: (1) failure to pay any amount as herein set forth; (2) default in the performance of any other obligation to Lender, which default is not cured within thirty (30) days after written notice of such default from Lender; (3) insolvency (however evidenced) or the commission of any act of insolvency; (4) the making of a general assignment for the benefit of creditors; (5) the filing of any petition or the commencement of any proceeding for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors; (6) suspension of the transaction of its usual business; or (7) an inability to pay its debts in accordance with section 163 of the Companies Act 1931 (an Act of the Isle of Man Tynwald).

     Any deposits or other sums at any time credited by or due from Lender to or for Obligor and any securities or other property of Obligor in the possession of Lender shall at all times be held and treated as collateral security for the payment of this Promissory Note and any other liability now existing or hereafter arising of Obligor to Lender and Lender may apply or set off any such deposits and sums against said liabilities.

     If this Promissory Note is not paid in accordance with its terms, Obligor shall pay to Lender on a full indemnity basis, in addition to principal and accrued interest thereon, all costs of collection of the principal and accrued interest, including, but not limited to, attorneys' fees, court costs and other costs for the enforcement of payment of this Promissory Note.

     No waiver of any obligation of Obligor under this Promissory Note shall be effective unless it is in a writing signed by Lender. A waiver by Lender of any right or remedy under this Promissory Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

     This Promissory Note is delivered in and shall be enforceable in accordance with the internal domestic laws of the State of New York (without regard to the conflicts of law provisions thereof), and shall be construed in accordance therewith, and shall have the effect of a sealed instrument. The parties agree to submit to the jurisdiction of the New York Courts.

     Obligor hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Promissory Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof.

                                                  Executed as a deed by
                                                  Gaming Ventures plc

                                                  /s/ Uri Levy
                                                  ------------
                                                  BY: Uri Levy, CFO


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